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
                               BALDWIN & LYONS, INC.

                               FORM 10-Q, EXHIBIT 11

                         COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED
                                                      MARCH 31
                                           -----------------------------
                                                 2002           2001
                                            -------------- --------------
BASIC:
   Average number of shares
      Outstanding                              11,826,248     12,174,325
                                             ============   ============

      Net Income                              $ 5,458,542    $ 7,175,941
                                             ============   ============

      Per share amount                            $   .46        $   .59
                                             ============   ============


DILUTED:
   Average number of shares
      Outstanding                              11,826,248     12,174,325
                                             ============   ============
   Dilutive stock options--based on
      treasury stock method using
      average market price                         79,016         80,279
                                             ============   ============

      Totals                                   11,905,264     12,254,604
                                             ============   ============

      Net Income                              $ 5,458,542    $ 7,175,941
                                             ============   ============

      Per share amount                            $   .46        $   .59
                                             ============   ============

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